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                           PART II: OTHER INFORMATION
                  EXHIBIT 11:  EARNINGS PER SHARE CALCULATION
              (In thousands of dollars - except per share amounts)


Computation of Pro Forma Net Income Per Share



                                                                        Three months               Nine months
                                                                           ended                      ended
                                                                       September 30,              September 30,
                                                                            1996                       1996
                                                                       -------------              -------------
Pro forma net income                                                          $823                     $6,551
Pro forma primary and fully diluted net income                                 823                      6,551
                                                                        ------------              -------------
Weighted average shares outstanding                                          8,881                      7,894
Dilutive common stock equivalents for primary
       net income per share                                                    162                         54
                                                                        ------------              -------------
Weighted average shares and common equivalent
       shares outstanding for primary net income per share                   9,043                      7,948
Additional equivalent shares assuming full dilution                             24                          8
                                                                        ------------              -------------
Weighted average shares and common equivalent
       shares for fully diluted net income per share                         9,067                      7,956
                                                                        ============              =============
Primary net income per share                                                    $0                       0.82
                                                                        ============              =============
Fully diluted net income per share (1)                                          $0                       0.82
                                                                        ============              =============





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